EXHIBIT 10.15

OPEN-END MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT
OF RENTS AND LEASES, AND FIXTURE FILING

by and from

GLOBAL EXCHANGE SERVICES, INC., “Mortgagor”

to

FOOTHILL CAPITAL CORPORATION,
in its capacity as agent, “Mortgagee”

Dated as of March 21, 2003

Location: Municipality: County: State:	5347 West 161st St. Brook Park Cuyahoga Ohio

OPEN-END MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF
RENTS AND LEASES, AND FIXTURE FILING

(MAXIMUM UNPAID INDEBTEDNESS, EXCLUSIVE OF INTEREST
AND PROTECTIVE ADVANCES, NOT TO EXCEED $100,000,000)

          THIS OPEN-END MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING (this “Mortgage”) is dated as of March 21, 2003 by and from GLOBAL EXCHANGE SERVICES, INC., a Delaware corporation (“Mortgagor”), whose address is 100 Edison Park Drive, Gaithersburg, Maryland, 20878, and whose organizational number is 2384604 and FEIN is 52-1865641 to FOOTHILL CAPITAL CORPORATION, a California corporation, in its capacity as agent (the “Agent”) pursuant to the Loan Agreement (as defined below), having an address at 2450 Colorado Avenue, Suite 3000 West, Santa Monica, California 90404 (Agent, together with its successors and assigns, “Mortgagee”).

RECITALS:

          WHEREAS, Mortgagor is the fee owner of the real property and improvements described in Exhibit A attached hereto.

          WHEREAS, GXS Holdings, Inc., a Delaware corporation (“Parent”), GXS Corporation, a Delaware corporation (“Borrower”), Agent, the lenders from time to time party thereto (the “Lenders”; together with Agent, individually, collectively, jointly and severally, the “Lender Group”), Credit Suisse First Boston, as lead arranger, and Ableco Finance LLC, a Delaware limited liability company, as documentation agent, have entered into that certain Loan and Security Agreement dated as of March 21, 2003 (as amended, supplemented or otherwise modified heretofore or hereinafter from time to time, the “Loan Agreement”), which Loan Agreement provides for a revolving loan, a term loan and other extensions of credit in the principal amount of up to One Hundred Million Dollars ($100,000,000).

          WHEREAS, the Borrower owns one hundred percent (100%) of the shares in the Mortgagor.

          WHEREAS, concurrent with the entering into of the Loan Agreement, Mortgagor and Parent are delivering that certain General Continuing Guaranty dated as of the date hereof in favor of Agent, as agent (“General Guaranty”).

          WHEREAS, Agent and the Lender Group are unwilling to enter into the Loan Agreement and make available to Borrower the credit facilities provided therein unless Mortgagor, among other things, secures the obligations of Borrower under the Loan Agreement and the Loan Documents (as defined in the Loan Agreement) by delivering this Mortgage.

          WHEREAS, Mortgagor is receiving a benefit from the Agent and the Lender Group entering into the Loan Agreement and making available to Borrower the credit facilities provided therein, the sufficiency and receipt of which is hereby acknowledged by Mortgagor.

ARTICLE 1
DEFINITIONS

          Section 1.1    Definitions. All capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Loan Agreement. As used herein, the following terms shall have the following meanings:

               (a)     “Event of Default”: shall have the meaning ascribed to such term in Article 4 hereof.

               (b)     “Indebtedness”: All obligations of Mortgagor, including, without limitation, (1) the repayment of all amounts outstanding from time to time under the Loan Agreement, with the principal thereof not at any one time to exceed One Hundred Million Dollars ($100,000,000.00) with such indebtedness maturing on March 21, 2007, including principal, interest (including all interest that, but for the provisions of the Bankruptcy Code, would have accrued), and other amounts which may now or hereafter be advanced as Advances, (2) the full and prompt performance of any and all repayment, fee, and indemnification obligations with respect to any Letters of Credit, (3) fees, costs, expenses, charges and indemnification obligations accrued, incurred or arising in connection with any Loan Document, (4) the full and prompt payment and performance of all obligations of Mortgagor evidenced by bonds, debentures, notes or other similar instruments with respect to letters of credit, bankers acceptances, interest rate swaps or other financial products excepting therefrom any and all Bank Product Obligations, and (5) any and all future advances made pursuant to the terms of the Loan Agreement up to an aggregate principal amount outstanding at any one time not to exceed One Hundred Million Dollars $100,000,000.00. The Loan Agreement contains a revolving credit facility that permits Mortgagor to borrow certain principal amounts, repay all or a portion of such principal amounts, and reborrow the amounts previously paid to Mortgagee, all upon satisfaction of certain conditions stated in the Loan Agreement. This Mortgage secures all advances and re-advances under the revolving credit feature of the Loan Agreement.

               (c)     “Obligations”: All of the agreements, covenants, conditions, warranties, representations and other obligations of Mortgagor under the Loan Agreement and the other Loan Documents, including, but not limited to, the “Obligations,” as defined under the Loan Agreement excepting therefrom any and all Bank Product Obligations.

               (d)     “Mortgaged Property”: All of Mortgagor’s interest in (1) the fee interest in the real property described in Exhibit A attached hereto and incorporated herein by this reference, together with any greater estate therein as hereafter may be acquired by Mortgagor (the “Land”), (2) all improvements now owned or hereafter acquired by Mortgagor, now or at any time situated, placed or constructed upon the Land (the “Improvements”; the Land and Improvements are collectively referred to as the “Premises”), (3) all materials, supplies, equipment, apparatus and other items of personal property now owned or hereafter acquired by Mortgagor and now or hereafter attached to, installed in or used in connection with any of the Improvements or the Land, and water, gas, electrical, telephone, storm and sanitary sewer facilities and all other utilities whether or not situated in easements (the “Fixtures”), (4) all reserves, escrows or impounds required under the Loan Agreement and all deposit accounts maintained by Mortgagor with respect to the Mortgaged Property (the “Deposit Accounts”), (5) all leases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect) which grant to any Person a possessory interest in, or the right to use, all or any part of the Mortgaged Property, together with all related security and other deposits (the “Leases”), (6) all of the rents, revenues, royalties, income, proceeds, profits, security and other types of deposits, and other benefits paid or payable by parties to the Leases for using, leasing, licensing, possessing, operating from, residing in, selling or otherwise enjoying the Mortgaged Property (the “Rents”), (7) all other agreements, such as construction contracts, architects’ agreements, engineers’ contracts, utility contracts, maintenance agreements, management agreements, service contracts, listing agreements, guaranties, warranties, permits, licenses, certificates and entitlements in any way relating to the construction, use, occupancy, operation, maintenance, enjoyment or ownership of the Mortgaged Property (the “Property Agreements”), (8) all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the foregoing, (9) all property tax refunds (the “Tax Refunds”), (10) all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof (the “Proceeds”), (11) all insurance policies, unearned premiums therefor and proceeds from such policies covering any of the above property now or hereafter acquired by Mortgagor (the “Insurance”), and (12) all of Mortgagor’s right, title and interest in and to any awards, damages, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any governmental authority pertaining to the Land, Improvements or Fixtures (the “Condemnation Awards”). As used in this Mortgage, the term “Mortgaged Property” shall mean all or, where the context permits or requires, any portion of the above or any interest therein.

               (e)     “UCC”: The Uniform Commercial Code of the state of Ohio.

ARTICLE 2
GRANT

          Section 2.1   Grant. To secure the full and timely payment of the Indebtedness and the full and timely performance of the Obligations, Mortgagor

MORTGAGES, GRANTS, BARGAINS, ASSIGNS, SELLS, TRANSFERS, REMISES, ALIENS and CONVEYS, to Mortgagee the Mortgaged Property, subject, however, to the Permitted Liens (as defined in the Loan Agreement), TO HAVE AND TO HOLD the Mortgaged Property to Mortgagee, and Mortgagor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property unto Mortgagee.

          Mortgagor hereby agrees and acknowledges that the Indebtedness secured by this Mortgage includes a revolving loan and is intended to secure future advances; accordingly, this Mortgage shall not be canceled by the full and complete repayment of the Indebtedness, so long as the Loan Agreement remains in force and effect.

          Section 2.2   Satisfaction and Release. The conditions of this Mortgage are such that if (a) Mortgagor shall duly pay all of the Indebtedness and duly perform and observe all of the obligations, and (b) Agent shall have no further right or obligation to advance any further sums which would be a part of the Indebtedness secured hereby, then this Mortgage shall be void; otherwise, this Mortgage shall continue in full force and effect.

ARTICLE 3
WARRANTIES, REPRESENTATIONS AND COVENANTS

          Mortgagor warrants, represents and covenants to Mortgagee as follows:

          Section 3.1    Title to Mortgaged Property and Lien of this Instrument. Mortgagor (i) has good and indefeasible title to the Mortgaged Property, free and clear of any liens, claims or interests other than the Permitted Liens, and (ii) has full power and lawful authority to encumber the Mortgaged Property in the manner and form set forth in this Mortgage. This Mortgage creates valid, enforceable first priority liens and security interests against the Mortgaged Property. Mortgagor’s possession of the Mortgaged Property has been peaceable and undisturbed and the Mortgagor does not know of any facts by reason of which any adverse claim to any part of the Mortgaged Property or to any undivided interest therein might be set up or made.

          Section 3.2    First Lien Status. Mortgagor shall preserve and protect the first lien and security interest status of this Mortgage and the other Loan Documents. If any lien or security interest other than the Permitted Liens is asserted against the Mortgaged Property, Mortgagor shall promptly, and at its expense, (a) give Mortgagee a detailed written notice of such lien or security interest (including origin, amount and other terms), and (b) pay the underlying claim in full or take such other action so as to cause it to be released or contest the same in compliance with the requirements of the Loan Agreement (including the requirement of providing a bond or other security satisfactory to Mortgagee).

          Section 3.3    Payment and Performance. Mortgagor shall pay the Indebtedness when due under the Loan Documents and shall perform or cause the other Mortgagor to perform the Obligations in full when they are required to be performed.

          Section 3.4   Loan Advances. Certain of the Indebtedness may permit borrowing, repayment and reborrowing. Notwithstanding the amount of the Indebtedness at any particular time, this Instrument secures the total amount of indebtedness of Borrower under the Note and other Loan Documents, whether due or to become due, liquidated or unliquidated, absolute, inchoate or contingent. All advances and reimbursement obligations under the Loan Documents are secured by this Mortgage and shall have the same priority as the funds initially advanced under any documents, instruments or other mortgages evidencing the Loan. The maximum amount of unpaid loan indebtedness which may be outstanding at any time is One Hundred Million Dollars ($100,000,000); provided that this Mortgage will also secure unpaid balances of advances made for the payment of taxes, assessments, insurance or other costs incurred for the protection of the Mortgaged Property as provided in §301.233 of the Ohio Revised Code (“Protective Advances”). Mortgagor further covenants and agrees to repay all such loan advances with interest pursuant to the terms of the Loan Agreement, and the covenants contained in this Mortgage will apply to such loan advances as well.

          Section 3.5    Replacement of Fixtures and Personalty. Mortgagor shall not, without the prior written consent of Mortgagee, permit any of the Fixtures or Personalty to be removed at any time from the Land or Improvements, unless the removed item is removed temporarily for maintenance and repair or, if removed permanently, is obsolete and is replaced by an article of equal or better suitability and value, owned by Mortgagor subject to the liens and security interests of this Mortgage and the other Loan Documents, and free and clear of any other lien or security interest except such as may be permitted under the Loan Agreement or first approved in writing by Mortgagee.

          Section 3.6    Inspection. Mortgagor shall permit Mortgagee and its agents, representatives and employees to inspect the Mortgaged Property and all books and records of Mortgagor located thereon, and to conduct such environmental and engineering studies as Mortgagee may require in accordance with Section 4.6 of the Loan Agreement.

          Section 3.7    Other Covenants. All of the covenants in the Loan Agreement are incorporated herein by reference and, together with covenants in this Article 3, shall be covenants running with the land.

          Section 3.8    Condemnation Awards and Insurance Proceeds.

               (a)     Condemnation Awards. Mortgagor, immediately upon obtaining knowledge of the institution of any proceedings for the condemnation of the Premises or any portion thereof, will notify Mortgagee of the pendency of such proceedings. Mortgagee may participate in any such proceedings and Mortgagor from time to time will deliver to Mortgagee all instruments requested by it to permit such participation. Mortgagor assigns all awards and compensation to which it is entitled for any condemnation or other taking, or any purchase in lieu thereof, to Mortgagee and authorizes Mortgagee to collect and receive such awards and compensation and to give proper receipts and acquittances therefor, subject to the terms of the Loan Agreement. Mortgagor hereby waives all rights to such awards and compensation described in the foregoing sentence. Mortgagor, upon request by Mortgagee, shall make, execute and deliver any and all instruments requested for the purpose of confirming the assignment of the aforesaid awards and compensation to Mortgagee free and clear of any liens, charges or encumbrances of any kind or nature whatsoever.

                (b)     Insurance Proceeds. Mortgagor assigns to Mortgagee all proceeds of any insurance policies insuring against loss or damage to the Mortgaged Property. Mortgagor authorizes Mortgagee to collect and receive such proceeds and authorizes and directs the issuer of each of such insurance policies to make payment for all such losses directly to Mortgagee, instead of to Mortgagor and Mortgagee jointly.

          Section 3.9   Costs of Defending and Upholding the Lien. If any action or proceeding is commenced to which action or proceeding Mortgagee is made a party or in which it becomes necessary for Mortgagee to defend or uphold the lien of this Mortgage, Mortgagor shall, on demand, reimburse Mortgagee for all expenses (including, without limitation, reasonable attorneys’ fees and reasonable appellate attorneys’ fees) incurred by Mortgagee in any such action or proceeding and all such expenses shall be secured by this Mortgage

          Section 3.10   TRANSFER OF THE SECURED PROPERTY. MORTGAGOR SHALL NOT SELL, TRANSFER, PLEDGE, ENCUMBER, CREATE A SECURITY INTEREST IN, OR OTHERWISE HYPOTHECATE, ALL OR ANY PORTION OF THE MORTGAGED PROPERTY WITHOUT THE PRIOR WRITTEN CONSENT OF MORTGAGEE. THE CONSENT BY MORTGAGEE TO ANY SALE, TRANSFER, PLEDGE, ENCUMBRANCE, CREATION OF A SECURITY INTEREST IN, OR OTHER HYPOTHECATION OF, ANY PORTION OF THE MORTGAGED PROPERTY SHALL NOT BE DEEMED TO CONSTITUTE A NOVATION OR A CONSENT TO ANY FURTHER SALE, TRANSFER, PLEDGE, ENCUMBRANCE, CREATION OF A SECURITY INTEREST IN OR OTHER HYPOTHECATION, OR TO WAIVE THE RIGHT OF MORTGAGEE, AT ITS OPTION, TO DECLARE THE INDEBTEDNESS SECURED HEREBY IMMEDIATELY DUE AND PAYABLE, WITHOUT NOTICE TO MORTGAGOR OR ANY OTHER PERSON OR ENTITY, UPON ANY SUCH SALE, TRANSFER, PLEDGE, ENCUMBRANCE, CREATION OF A SECURITY INTEREST OR OTHER HYPOTHECATION TO WHICH MORTGAGOR SHALL NOT HAVE CONSENTED.

          Section 3.11    Separate Tax Lot. The Land is taxed separately without regard to any other property and has been subdivided from all other property in compliance with applicable laws. No subdivision or other approval is necessary with respect to the Premises in order for Mortgagor to mortgage, convey, or otherwise deal with the Premises as a separate lot or parcel.

ARTICLE 4
DEFAULT

          Section 4.1    Events of Default. The occurrence of any of the following events shall constitute an event of default under this Mortgage (each an “Event of Default”):

               (a)     an “Event of Default” (as such term is defined in the Loan Agreement) shall have occurred; or

               (b)     a default under the General Guaranty; or

               (c)     Mortgagor’s breach of any of the covenants set forth in Article 3 hereof; or

               (d)     if any misstatement or misrepresentation exists now or hereafter in any warranty or representation set forth in Article 3 hereof.

ARTICLE 5
DEFAULT AND FORECLOSURE

          Section 5.1    Remedies. If an Event of Default exists, Mortgagee may, at Mortgagee’s election, exercise any or all of the following rights, remedies and recourses:

               (a)     Acceleration. Declare the Indebtedness to be immediately due and payable, without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Mortgagor), whereupon the same shall become immediately due and payable.

               (b)     Assignment of Rents. Notify all tenants of the Premises and all others obligated on leases of any party of the Premises that all rents and other sums owing on leases have been assigned to Mortgagee and are to be paid directly to Mortgagee, and to enforce payment of all obligations owing on leases, by suit, ejectment, cancellation, releasing, reletting or otherwise, whether or not Mortgagee has taken possession of the Premises, and to exercise whatever rights and remedies Mortgagee may have under any assignment of rents and leases.

               (c)     Entry on Mortgaged Property. As and to the extent permitted by law, enter the Mortgaged Property, either personally or by its agents, nominees or attorneys, and take exclusive possession thereof and thereupon, Mortgagee may (i) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Premises and conduct business thereat; (ii) complete any construction on the Premises in such manner and form as Mortgagee deems advisable in the reasonable exercise of its judgment; (iii) exercise all rights and power of Mortgagor with respect to the Premises, whether in the name of Mortgagor, or otherwise, including, without limitation, the right to make, cancel, enforce or modify leases, obtain and evict tenants, and demand, sue for, collect and receive all earnings, revenues, rents, issues, profits and other income of the Premises and every part thereof, which rights shall not be in limitation of Mortgagee’s rights under any assignment of rents and leases securing the Indebtedness; and (iv) apply the receipts from the Premises to the payment of the Indebtedness, after deducting therefrom all expenses (including attorneys’ fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the taxes, assessments, insurance and other charges in connection with the Mortgaged Property, as well as just and reasonable compensation for the services of Mortgagee, its counsel, agents and employees.

               (d)     Operation of Mortgaged Property. Hold, lease, develop, manage, operate or otherwise use the Mortgaged Property upon such terms and conditions as Mortgagee may deem reasonable under the circumstances (making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Mortgagee deems necessary or desirable), and apply all Rents and other amounts collected by Mortgagee in connection therewith in accordance with the provisions of Section 5.7.

               (e)     Foreclosure and Sale. Institute proceedings for the complete foreclosure of this Mortgage, either by judicial action or by power of sale, in which case the Mortgaged Property may be sold for cash or credit in one or more parcels as Mortgagee may determine. With respect to any notices required or permitted under the UCC, Mortgagor agrees that ten (10) days’ prior written notice shall be deemed commercially reasonable. At any such sale by virtue of any judicial proceedings, power of sale, or any other legal right, remedy or recourse, the title to and right of possession of any such property shall pass to the purchaser thereof, and to the fullest extent permitted by law, Mortgagor shall be completely and irrevocably divested of all of its right, title, interest, claim, equity, equity of redemption, and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Mortgagor, and against all other Persons claiming or to claim the property sold or any part thereof, by, through or under Mortgagor. Mortgagee may be a purchaser at such sale. If Mortgagee is the highest bidder, Mortgagee may credit the portion of the purchase price that would be distributed to Mortgagee against the Indebtedness in lieu of paying cash. In the event this Mortgage is foreclosed by judicial action, appraisement of the Mortgaged Property is waived. In the event of any sale made under or by virtue of this Article 5 (whether made by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale) the entire Indebtedness, if not previously due and payable, immediately thereupon shall, anything in the Loan Agreement, this Mortgage, or any other Loan Document to the contrary notwithstanding, become due and payable. The failure to make any such tenants of the Premises party to any such foreclosure proceedings and to foreclose their rights will not be, nor be asserted to be by Mortgagor, a defense to any proceedings instituted by Mortgagee to collect the sums secured hereby.

               (f)     Partial Foreclosure. With or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Mortgage for the portion of the Indebtedness then due and payable (if Mortgagee shall have elected not to declare the entire Indebtedness to be immediately due and owing), subject to the continuing lien of this Mortgage for the balance of the Indebtedness not then due; or (1) as and to the extent permitted by law, sell for cash or upon credit the Mortgaged Property or any part thereof and all estate, claim, demand, right, title and interest of Mortgagor therein, pursuant to power of sale or otherwise, at one or more sales, as an entity or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law, and in the event of a sale, by foreclosure or otherwise, of less than all of the Mortgaged Property, this Mortgage shall continue as a lien on the remaining portion of the Mortgaged Property; or (2) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein or in any Loan Document; or (3) to the extent permitted by applicable law, recover judgment on the Loan Agreement either before, during or after any proceedings for the enforcement of this Mortgage.

               (g)     Receiver. Make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to Mortgagor or regard to the adequacy of the Mortgaged Property for the repayment of the Indebtedness, the appointment of a receiver of the Mortgaged Property, and Mortgagor irrevocably consents to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions of Section 5.7.

               (h)     Other. Exercise all other rights, remedies and recourses granted under the Loan Documents or otherwise available at law or in equity.

          Section 5.2    Separate Sales. The Mortgaged Property may be sold in one or more parcels and in such manner and order as Mortgagee in its sole discretion may elect; the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

          Section 5.3   Remedies Cumulative, Concurrent and Nonexclusive. Mortgagee shall have all rights, remedies and recourses granted in the Loan Documents and available at law or equity (including the UCC), which rights (a) shall be cumulated and concurrent, (b) may be pursued separately, successively or concurrently against Mortgagor or others obligated under the Loan Documents, or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Mortgagee, as the case may be, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive. No action by Mortgagee in the enforcement of any rights, remedies or recourses under the Loan Documents or otherwise at law or equity shall be deemed to cure any Event of Default.

          Section 5.4    Release of and Resort to Collateral. Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interest created in or evidenced by the Loan Documents or their status as a first and prior lien and security interest in and to the Mortgaged Property. For payment of the Indebtedness, Mortgagee may resort to any other security in such order and manner as Mortgagee may elect.

          Section 5.5   Waiver of Redemption, Notice and Marshalling of Assets. To the fullest extent permitted by law, Mortgagor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Mortgagor by virtue of any present or future statute of limitations or law or judicial decision exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any stay of execution, exemption from civil process, redemption or extension of time for payment, (b) all notices of any Event of Default or of any election by Mortgagee to exercise or the actual exercise of any right, remedy or recourse provided for under the Loan Documents, and (c) any right to a marshalling of assets or a sale in inverse order of alienation.

          Section 5.6   Discontinuance of Proceedings. If Mortgagee shall have proceeded to invoke any right, remedy or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon it for any reason, Mortgagee shall have the unqualified right to do so and, in such an event, Mortgagor and Mortgagee shall be restored to their former positions with respect to the Indebtedness, the Obligations, the Loan Documents, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Mortgagee, shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Mortgagee, thereafter to exercise any right, remedy or recourse under the Loan Documents for such Event of Default.

          Section 5.7   Application of Proceeds. The purchase money proceeds or the proceeds of any sale made under or by virtue of this Article 5, together with any Rents and other amounts generated by the holding, leasing, management, operation or other use of the Mortgaged Property, shall be applied by Mortgagee (or the receiver, if one is appointed) in accordance with Section 2.4 of the Loan Agreement.

          Section 5.8   Occupancy After Foreclosure. Any sale of the Mortgaged Property or any part thereof in accordance with Section 5.1(e) or Section 5.1(f) will divest all right, title and interest of Mortgagor in and to the property sold. Subject to applicable law, any purchaser at a foreclosure sale will receive immediate possession of the property purchased. If Mortgagor retains possession of such property or any part thereof subsequent to such sale, Mortgagor will be considered a tenant at sufferance of the purchaser, and will, if Mortgagor remains in possession after demand to remove, be subject to eviction and removal, forcible or otherwise, with or without process of law.

          Section 5.9    Additional Advances and Disbursements; Costs of Enforcement.

               (a)     If any Event of Default exists, Mortgagee shall have the right, but not the obligation, to cure such Event of Default in the name and on behalf of Mortgagor. All sums advanced and expenses incurred at any time by Mortgagee under this Section 5.9, or otherwise under this Mortgage or any of the other Loan Documents or applicable law, shall bear interest from the date that such sum is advanced or expense incurred, to and including the date of reimbursement, computed at the rate or rates at which interest is then computed on the Indebtedness, and all such sums, together with interest thereon, shall be secured by this Mortgage.

               (b)     Mortgagor shall pay all expenses (including reasonable attorneys’ fees and expenses) of or incidental to the perfection and enforcement of this Mortgage and the other Loan Documents, or the enforcement, compromise or settlement of the Indebtedness or any claim under this Mortgage and the other Loan Documents, and for the curing thereof, or for defending or asserting the rights and claims of Mortgagee in respect thereof, by litigation or otherwise.

          Section 5.10    No Mortgagee in Possession. Neither the enforcement of any of the remedies under this Article 5, the assignment of the Rents and Leases under Article 6, the security interests under Article 7, nor any other remedies afforded to Mortgagee under the Loan Documents, at law or in equity shall cause Mortgagee to be deemed or construed to be a mortgagee in possession of the Mortgaged Property, to obligate Mortgagee to lease the Mortgaged Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

          Section 5.11    WAIVER OF MORTGAGOR’S RIGHTS. BY EXECUTION OF THIS MORTGAGE, MORTGAGOR EXPRESSLY: (A) ACKNOWLEDGES THE RIGHT OF MORTGAGEE TO ACCELERATE THE INDEBTEDNESS EVIDENCED BY THE LOAN AGREEMENT; (B) TO THE EXTENT ALLOWED BY APPLICABLE LAW, WAIVES ANY AND ALL RIGHTS WHICH MORTGAGOR MAY HAVE UNDER THE CONSTITUTION OF THE UNITED STATES, THE VARIOUS PROVISIONS OF THE CONSTITUTIONS FOR THE SEVERAL STATES, OR BY REASON OF ANY OTHER APPLICABLE LAW, TO NOTICE AND TO JUDICIAL HEARING PRIOR TO THE EXERCISE BY MORTGAGEE OF ANY RIGHT OR REMEDY HEREIN PROVIDED TO MORTGAGEE; (C) ACKNOWLEDGES THAT MORTGAGOR HAS READ THIS MORTGAGE AND ITS PROVISIONS HAVE BEEN EXPLAINED FULLY TO MORTGAGOR AND MORTGAGOR HAS CONSULTED WITH LEGAL COUNSEL OF MORTGAGOR ‘S CHOICE PRIOR TO EXECUTING THIS MORTGAGE; AND (D) ACKNOWLEDGES THAT ALL WAIVERS OF THE AFORESAID RIGHTS OF MORTGAGOR HAVE BEEN MADE KNOWINGLY, INTENTIONALLY AND WILLINGLY BY MORTGAGOR AS PART OF A BARGAINED FOR LOAN TRANSACTION.

ARTICLE 6
ASSIGNMENT OF RENTS AND LEASES

          Section 6.1    Assignment. In furtherance of and in addition to the assignment made by Mortgagor in Section 2.1 of this Mortgage, Mortgagor hereby absolutely and unconditionally assigns, sells, transfers and conveys to Mortgagee all of its right, title and interest in and to all Leases, whether now existing or hereafter entered into, and all of its right, title and interest in and to all Rents. This assignment is an absolute assignment and not an assignment for additional security only. So long as no Event of Default shall have occurred and be continuing, Mortgagor shall have a revocable license from Mortgagee to exercise all rights extended to the landlord under the Leases, including the right to receive and collect all Rents and to hold the Rents in trust for use in the payment and performance of the Obligations and to otherwise use the same. The foregoing license is granted subject to the conditional limitation that no Event of Default shall have occurred and be continuing. Upon the occurrence and during the continuance of an Event of Default, whether or not legal proceedings have commenced, and without regard to waste, adequacy of security for the Obligations or solvency of Mortgagor, the license herein granted shall automatically expire and terminate, without notice by Mortgagee (any such notice being hereby expressly waived by Mortgagor).

          Section 6.2    Perfection Upon Recordation. Mortgagor acknowledges that Mortgagee has taken all actions necessary to obtain, and that upon recordation of this Mortgage, Mortgagee shall have, to the extent permitted under applicable law, a valid and fully perfected, first priority, present assignment of the Rents arising out of the Leases and all security for such Leases. Mortgagor acknowledges and agrees that upon recordation of this Mortgage, Mortgagee’s interest in the Rents shall be deemed to be fully perfected, “choate” and enforced as to Mortgagor and all third parties, including, without limitation, any subsequently appointed trustee in any case under Title 11 of the United States Code (the “Bankruptcy Code”), without the necessity of commencing a foreclosure action with respect to this Mortgage, making formal demand for the Rents, obtaining the appointment of a receiver or taking any other affirmative action.

          Section 6.3   Bankruptcy Provisions. Without limitation of the absolute nature of the assignment of the Rents hereunder, Mortgagor and Mortgagee agree that (a) this Mortgage shall constitute a “security agreement” for purposes of Section 552(b) of the Bankruptcy Code, (b) the security interest created by this Mortgage extends to property of Mortgagor acquired before the commencement of a case in bankruptcy and to all amounts paid as Rents and (c) such security interest shall extend to all Rents acquired by the estate after the commencement of any case in bankruptcy.

          Section 6.4   No Merger of Estates. So long as part of the Indebtedness and the Obligations secured hereby remain unpaid and undischarged, the fee and leasehold estates to the Mortgaged Property shall not merge, but shall remain separate and distinct, notwithstanding the union of such estates either in Mortgagor, Mortgagee, any tenant or any third party by purchase or otherwise.

ARTICLE 7
SECURITY AGREEMENT

          Section 7.1    Security Interest. This Mortgage constitutes a “security agreement” on personal property within the meaning of the UCC and other applicable law and with respect to the Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards. To this end, Mortgagor grants to Mortgagee a first and prior security interest in the Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards and all other Mortgaged Property which is personal property to secure the payment of the Indebtedness and performance of the Obligations, and agrees that Mortgagee shall have all the rights and remedies of a secured party under the UCC with respect to such property. Any notice of sale, disposition or other intended action by Mortgagee with respect to the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards sent to Mortgagor at least ten (10) days prior to any action under the UCC shall constitute reasonable notice to Mortgagor.

          Section 7.2    Financing Statements. Mortgagor shall execute and deliver to Mortgagee, in form and substance satisfactory to Mortgagee, such financing statements and such further assurances as Mortgagee may, from time to time, reasonably consider necessary to create, perfect and preserve Mortgagee’s security interest hereunder and Mortgagee may cause such statements and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest. Mortgagor’s chief executive office is in the State of North Carolina at the address set forth in the first paragraph of this Mortgage.

          Section 7.3    Fixture Filing. This Mortgage shall also constitute a “fixture filing” for the purposes of the UCC against all of the Mortgaged Property which is or is to become fixtures. Information concerning the security interest herein granted may be obtained at the address of Debtor (Mortgagor) and Secured Party (Mortgagee) as set forth in the first paragraph of this Mortgage.

ARTICLE 8
MISCELLANEOUS

          Section 8.1   Notices. Any notice required or permitted to be given under this Mortgage shall be given in accordance with Section 12 of the Loan Agreement.

          Section 8.2    Covenants Running with the Land. All Obligations contained in this Mortgage are intended by Mortgagor and Mortgagee to be, and shall be construed as, covenants running with the Mortgaged Property. As used herein, “Mortgagor” shall refer to the party named in the first paragraph of this Mortgage and to any subsequent owner of all or any portion of the Mortgaged Property. All Persons who may have or acquire an interest in the Mortgaged Property shall be deemed to have notice of, and be bound by, the terms of the Loan Agreement and the other Loan Documents; however, no such party shall be entitled to any rights thereunder without the prior written consent of Mortgagee.

          Section 8.3    Attorney-in-Fact. Mortgagor hereby irrevocably appoints Mortgagee and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest and with full power of substitution, (a) to execute and/or record any notices of completion, cessation of labor or any other notices that Mortgagee deems appropriate to protect Mortgagee’s interest, if Mortgagor shall fail to do so within ten (10) days after written request by Mortgagee, (b) upon the issuance of a deed pursuant to the foreclosure of this Mortgage or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (c) to prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve Mortgagee’s security interests and rights in or to any of the Mortgaged Property, and (d) while any Event of Default exists, to perform any obligation of Mortgagor hereunder, however: (1) Mortgagee shall not under any circumstances be obligated to perform any obligation of Mortgagor; (2) any sums advanced by Mortgagee in such performance shall be added to and included in the Indebtedness and shall bear interest at the rate or rates at which interest is then computed on the Indebtedness; (3) Mortgagee as such attorney-in-fact shall only be accountable for such funds as are actually received by Mortgagee; and (4) Mortgagee shall not be liable to Mortgagor or any other person or entity for any failure to take any action which it is empowered to take under this Section 8.3.

          Section 8.4    Successors and Assigns. This Mortgage shall be binding upon and inure to the benefit of Mortgagee and Mortgagor and their respective successors and assigns. Mortgagor shall not, without the prior written consent of Mortgagee, assign any rights, duties or obligations hereunder.

          Section 8.5    No Waiver. Any failure by Mortgagee to insist upon strict performance of any of the terms, provisions or conditions of the Loan Documents shall not be deemed to be a waiver of same, and Mortgagee shall have the right at any time to insist upon strict performance of all such terms, provisions and conditions.

          Section 8.6    Loan Agreement. If any conflict or inconsistency exists between this Mortgage and the Loan Agreement, the Loan Agreement shall govern.

          Section 8.7    Release or Reconveyance. Upon payment in full of the Indebtedness, including the cash collateralization, expiration, or cancellation of all Indebtedness, if any, consisting of letters of credit, the full and final termination of any commitment to extend any financial accommodations under the Loan Agreement, and performance in full of the Obligations, Mortgagee, at Mortgagor’s expense, shall release the liens and security interests created by this Mortgage or reconvey the Mortgaged Property to Mortgagor.

          Section 8.8    Waiver of Stay, Moratorium and Similar Rights. Mortgagor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Mortgage or the Indebtedness secured hereby, or any agreement between Mortgagor and Mortgagee or any rights or remedies of Mortgagee.

          Section 8.9    Applicable Law. The provisions of this Mortgage regarding the creation, perfection and enforcement of the liens and security interests herein granted shall be governed by and construed under the laws of the state in which the Mortgaged Property is located. All other provisions of this Mortgage shall be governed by the laws of the state of New York, without regard to conflicts of law principles.

          Section 8.10   Choice of Law. (1) THIS MORTGAGE WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY MORTGAGOR AND ACCEPTED BY THE LENDER GROUP IN THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED

HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS MORTGAGE AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS WITH RESPECT TO THE PROPERTY SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, MORTGAGOR HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS MORTGAGE OR THE OTHER LOAN DOCUMENTS, AND THIS MORTGAGE AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

          Section 8.11    Headings. The Article, Section and Subsection titles hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections.

          Section 8.12    Entire Agreement. This Mortgage and the other Loan Documents embody the entire agreement and understanding between Mortgagor and Mortgagee and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

          Section 8.13   Mortgagee as Agent; Successor Agents.

               (a)     Agent has been appointed to act as Agent hereunder by the Lender Group. Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of the Mortgaged Property) in accordance with the terms of the Loan Agreement, any related agency agreement among Agent and the Lender Group (collectively, as amended, supplemented or otherwise modified or replaced from time to time, the “Agency Documents”) and this Mortgage. Mortgagor and all other persons shall be entitled to rely on releases, waivers, consents, approvals, notifications and other acts of Agent, without inquiry into the existence of required consents or approvals of the Lender Group therefor.

               (b)     Mortgagee shall at all times be the same Person that is Agent under the Agency Documents. Written notice of resignation by Agent pursuant to the Agency Documents shall also constitute notice of resignation as Agent under this Mortgage. Removal of Agent pursuant to any provision of the Agency Documents shall also constitute removal as Agent under this Mortgage. Appointment of a successor Agent pursuant to the Agency Documents shall also constitute appointment of a successor Agent under this Mortgage. Upon the acceptance of any appointment as Agent by a successor Agent under the Agency Documents, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent as the Mortgagee under this Mortgage, and the retiring or removed Agent shall promptly (i) assign and transfer to such successor Agent all of its right, title and interest in and to this Mortgage and the Mortgaged Property, and (ii) execute and deliver to such successor Agent such assignments and amendments and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Agent of the liens and security interests created hereunder, whereupon such retiring or removed Agent shall be discharged from its duties and obligations under this Mortgage. After any retiring or removed Agent’s resignation or removal hereunder as Agent, the provisions of this Mortgage and the Agency Documents shall inure to its benefit as to any actions taken or omitted to be taken by it under this Mortgage while it was the Agent hereunder.

               (c)     Each reference herein to any right granted to, benefit conferred upon or power exercisable, exercised or action taken by the “Mortgagee” shall be deemed to be a reference to or be deemed to have been so taken, as the case may be, by Mortgagee in its capacity as Agent pursuant to the Loan Agreement for the benefit of the Lender Group.

ARTICLE 9
LOCAL LAW PROVISIONS

          Section 9.1    Priority of Mortgage Lien. Mortgagee is authorized to do all things permitted or sanctioned by Ohio Revised Code Section 1311.14, as now existing or as hereafter amended.

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     IN WITNESS WHEREOF, Mortgagor has on the date set forth in the acknowledgement hereto, effective as of the date first above written, caused this instrument to be duly EXECUTED AND DELIVERED by authority duly given.

MORTGAGOR:

GLOBAL EXCHANGE SERVICES,
INC., a Delaware corporation

By:

Name:
Its:

LENDER:

FOOTHILL CAPITAL CORPORATION,
a California corporation

By:	/s/ Todd Nakamoto

Name: Todd Nakamoto
Its: Vice President

[Signature Page to Mortgage]

     IN WITNESS WHEREOF, Mortgagor has on the date set forth in the acknowledgement hereto, effective as of the date first above written, caused this instrument to be duly EXECUTED AND DELIVERED by authority duly given.

MORTGAGOR:

GLOBAL EXCHANGE SERVICES,
INC., a Delaware corporation

By:	/s/ Bruce E. Hunter

Name: Bruce E. Hunter
Its: Senior Vice President